Exhibit 10.5

REAFFIRMATION AGREEMENT

November 7, 2016

Reference is made to that certain Amended and Restated Management Agreement, dated as of October 31, 2013 (the “Amended and Restated Management Agreement”) by and between Global Indemnity (Cayman) Limited (“GBLI Cayman”) and Fox Paine & Company, LLC, a Delaware limited liability company (“Fox Paine”), such agreement amending and restating the original Management Agreement, dated September 5, 2003 (the “Original Management Agreement”).

Reference is made to that certain Guaranty (the “Guaranty”), executed by the undersigned (“Guarantor”) in favor of Fox Paine to guaranty GBLI Cayman’s obligations under the Original Management Agreement.

Reference is made to that certain Reaffirmation Agreement, executed October 31, 2013, wherein the Guarantor agreed and confirmed that all terms of the Guaranty continue to apply to the Amended and Restated Management Agreement.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Guaranty.

This reaffirmation agreement (this “Agreement”) is delivered in connection with the letter agreement dated November 7, 2016 from Fox Paine regarding the assignment of the Amended and Restated Management Agreement from GBLI Cayman to Global Indemnity Limited (“New GBLI Parent”) and the assumption of the Amended and Restated Management Agreement by New GBLI Parent (the “Letter Agreement”). The Letter Agreement is attached hereto as Exhibit A.

The undersigned Guarantor hereby consents to the terms of the Letter Agreement and agrees that the terms of the Guaranty continue to apply to the Amended and Restated Management Agreement, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed and remain in full force and effect. The Guarantor further acknowledges and agrees that any payments, liabilities and obligations, however arising, owed by New GBLI Parent to Fox Paine of every kind and description (whether or not evidenced by any note, instrument or agreement and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Amended and Restated Management Agreement and any costs of collection hereunder, including without limitation, attorneys’ and other professionals’ fees, shall be Obligations under the Guaranty.

The undersigned Guarantor hereby confirms that no amendments to the Guaranty are intended hereby.

(The remainder of the page has been intentionally left blank)

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first above written.

GLOBAL INDEMNITY REINSURANCE COMPANY, LTD. (f/k/a Wind River Reinsurance Company, Ltd.)

By:	/s/ Stephen Green
Name: Stephen Green
Title: President

[Signature Page to Reaffirmation Agreement]